EXHIBIT (10n.)

                       EMPLOYMENT AGREEMENT


     This agreement is between Northwest Natural Gas Company, an
Oregon corporation hereinafter referred to as "NNG", and Richard
G. Reiten, hereafter referred to as "Reiten."

     WHEREAS, Reiten has chosen to take early retirement from his position as President of Portland General Electric ("PGE") effective January 1, 1996; and

     WHEREAS, NNG, through the Organization and Executive
Compensation Committee of the Board of Directors, has undertaken a nationwide search for a successor to its chief executive officer, Robert L. Ridgley ("Ridgley"), who has announced his intention to retire effective February 28, 1997; and

     WHEREAS, the parties have reached an agreement for the employment of Reiten, subject to ratification by the NNG Board of Directors at a special meeting to be called on November 2, 1995;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:
     1.   POSITIONS AND RESPONSIBILITIES
          ------------------------------
          1.1 Reiten shall be employed by NNG as its President and Chief Operating Officer on February 28, 1996 with direct operating responsibilities for all utility business activities.

          1.2 Effective on February 28, 1996 Ridgley shall be elected Chairman and Chief Executive Officer of NNG. Reiten shall report to Ridgley on utility operational matters while Ridgley shall continue to direct all subsidiary nonutility business activities.

          1.3 Effective on January 1, 1997 Reiten shall be elected President and Chief Executive Officer of NNG. Ridgley will continue to serve as Chairman of the Board of Directors following Reiten's election, but he will cease to be an employee at his retirement on February 28, 1997.

          1.4 As President and Chief Executive Officer, Reiten shall have complete executive responsibility for all business activities of NNG and its subsidiaries, subject only to the authority of the Board of Directors of NNG. Reiten shall be directly responsible and report to the full Board of Directors and shall regularly confer with the Chairman, Lead Director and Committee Chairs of the Board on matters subject to Board policy approval and oversight.

          1.5 Subject to the provisions of Sections 6 and 7 of this Agreement, the Board shall retain at all times its inherent authority to elect and remove all officers, including the President and Chief Executive Officer.

     2.   TERMS
          -----
          2.1 The term of Reiten's employment as President and Chief Operating Officer shall be February 28, 1996 to December 31, 1996.

          2.2 The term of Reiten's employment as President and Chief Executive Officer shall be January 1, 1997 to February 28, 2003.

     3.   SALARY
          ------
          3.1 Reiten's salary commencing on February 28, 1996 shall be $330,000 per year.

          3.2 The salaries of all officers are adjusted by the Board of Directors annually. The next scheduled date for salary adjustments under this Agreement is March 1, 1997.

     4.   OTHER BENEFITS
          --------------
          4.1 The benefits granted to Reiten include those made available to all employees, as determined from time to time. Those in effect as of the date of this agreement are described in summary form in sections 2, 3, 7 and 8 of Exhibit A, attached hereto and made a part hereof.

          4.2 In addition to regular benefits, Reiten shall be eligible for special executive benefits made available by the Board of Directors to the officers of NNG. These include the Executive Supplemental Retirement Income Plan (ESRIP), the Executive Deferred Compensation Plan, the 1985 Stock Option Plan, the Executive Annual Incentive Plan, as adjusted by the Board to address strategic priorities, and the Executive vehicle and parking benefit. These benefits are described in sections 1, 4, 5, 6, and 9 of Exhibit A.

          4.3 Reiten is eligible for immediate participation in all of the benefits described above with the exception of the Retirement K Savings Plan which has a 90-day period of service before participation begins and the Employee Stock Purchase Plan which has a six-month waiting period.

     5.   RETIREMENT
          ----------
          5.1 Executive supplemental retirement income benefits under the ESRIP are available upon vesting at age
               55 with 15 years of prior service credit.

          5.2 So that Reiten will be fully vested and eligible for the retirement supplement otherwise available on February 28, 2003, NNG shall grant him credit under ESRIP for eight years of prior service effective February 27, 1996.

     6.   DEATH, DISABILITY, OR SEVERANCE
          -------------------------------
          6.1 If Reiten should die before vesting in the ESRIP, and while he is employed pursuant to this Agreement, NNG shall grant to his surviving spouse the full 100% joint and survivor annuity which would have been available had he been vested on the date of death.

          6.2 If Reiten becomes physically or mentally disabled so that, in the sole judgment of the Organization and Executive Compensation Committee of the Board of Directors, he is unable to fulfill the responsibilities of his office, then vesting shall be accelerated to the date of the Committee's finding of disability, and Reiten shall automatically be vested in ESRIP and granted early retirement with all benefits under ESRIP as if he were vested and elected to take early retirement on the date of the finding of disability.

          6.3 If, despite the employment covenants included herein, the Board of Directors elects to terminate Reiten's employment for other than disability or cause, then Reiten shall be immediately vested under the ESRIP and shall be granted early retirement with all benefits under ESRIP as if he were vested and elected to take early retirement on the date of termination.

          6.4 The accelerated vesting and the benefits which immediately follow shall constitute the sole severance payment available to Reiten for termination and shall be deemed to constitute liquidated damages and not a penalty under this agreement.

          6.5 For the purpose of this section the following definitions apply:

               6.5.1     "Cause" means gross misconduct or
                         willful and material breach of the
                         Agreement by Reiten, or Reiten's
                         unilateral and voluntary decision to
                         resign from his executive position;

               6.5.2 "Termination" means the involuntary retirement or removal of Reiten by NNG from either of the officer positions during the terms specified in Section 2;

               6.5.3 "Vested" means Reiten shall be deemed to have satisfied the minimum service requirement of ESRIP. The ESRIP requirement that he be eligible for early retirement under the Retirement Plan for Non-Bargaining Unit Employees hereby is expressly waived.

     7.   CHANGE IN CONTROL
          -----------------
          7.1 "Change in Control" has the meaning defined in Exhibit B, attached hereto and made a part hereof.

          7.2 If there is a change in control which is followed by the voluntary resignation by Reiten from employment due to a significant detrimental change in the nature or scope of his authority or duties, or a reduction in total compensation, or an omission of customary increases in compensation, then Reiten shall be entitled to the following benefits from NNG:

               7.2.1 NNG shall pay the full base salary and all
                     other compensation under benefit plans
                     through the date of resignation;

               7.2.2 NNG shall pay Reiten a lump sum severance
                     payment equal to 2.99 multiplied by his
                     "base amount" as defined in Section 280G of the Internal Revenue Code of 1986, as amended ('the Code");

               7.2.3 The severance payment shall be reduced by
                     the value of any other  benefit paid or
                     payable to Reiten in connection with the change in control to the extent such benefits constitute "parachute payments" within the meaning of Section 280G(b)(2) of the Code unless Reiten waives those benefits.

          7.3 Reiten shall not be under any duty to mitigate damages by reason of resignation due to change in control. He shall receive the benefits described in paragraph 7.2 without offset regardless of any other income he may receive from any other sources following his resignation.

          7.4 Reiten and NNG agree that because there can be no exact measure of the damages which would occur if he resigned for the reasons set forth in paragraph 7.2, the payment and benefits provided herein shall be deemed to constitute liquidated damages and not a penalty under this Agreement.

     8.   SPECIAL CONDITIONS
          ------------------
          8.1 It is a condition precedent of this Agreement that Reiten will provide evidence of good health through a physical exam to be completed prior to November 1, 1995.

          8.2 This Agreement will not be effective until approved by the NNG Board of Directors.

          8.3 On January 2, 1996 NNG will pay a pre-employment bonus of $100,000 to Reiten. The bonus is intended to compensate Reiten in full for costs, expenses and lost opportunity incurred in the transition to NNG employment from retirement.

          8.4 In lieu of any program of life insurance beyond that provided to all NNG employees under the Freedom Flex Benefits (Exhibit A), NNG will assist Reiten during the time he remains an employee of NNG in keeping in place an existing $750,000 split dollar life insurance program. The assistance is limited to the following:

               8.4.1 NNG will reimburse Reiten annually for
                     interest costs as incurred to carry a loan not to exceed $200,000 in principal; and

               8.4.2 NNG will pay annual bonuses to Reiten
                     sufficient, after taxes are paid, to pay the annual premiums which come due under the existing schedule, attached hereto as Exhibit C.

          8.5  During his employment Reiten shall be entitled to
               2.083 days per month of vacation.

     9.   GENERAL PROVISIONS
          ------------------
          9.1 This agreement is not assignable without the express approval of both parties.

          9.2 This agreement may not be amended or cancelled except by mutual agreement in writing.

          9.3 Notices shall be sufficient if sent by registered or certified mail to the addresses last specified by the parties.

          9.4 If litigation is commenced by either party to enforce the provisions of this Agreement, the prevailing party shall be entitled to an award of costs and reasonable attorneys' fees.

          9.5 This Agreement shall be construed in accordance with the laws of the State of Oregon.

          9.6 NNG will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of NNG to assume and agree to perform this Agreement as if no such succession took place. Failure of NNG to obtain such assumption and agreement shall be a breach of this Agreement, providing Reiten with a right to compensation from NNG as provided in Section 7 for change in control.

          9.7 If Reiten should die while employed hereunder, any payments then due shall be payable as if he continued to live. Such payments should be made to his designee, or if none, to his estate.

     IT IS SO AGREED:



NORTHWEST NATURAL                       RICHARD G. REITEN
   GAS COMPANY


By   /s/ Robert L. Ridgley              By   /s/ R. G. Reiten
     -----------------------                 -----------------
Its President & CEO                     Dated:  October 30, 1995
Dated:  October 30, 1995



APPROVED BY THE BOARD OF DIRECTORS OF NORTHWEST NATURAL GAS
COMPANY:



               By:   /s/ Benjamin R. Whiteley
                     ------------------------
               Its Lead Director
               Dated:  November 2, 1995


                                                         EXHIBIT A




                  NORTHWEST NATURAL GAS COMPANY







                             SUMMARY


                                OF


                    PRINCIPAL PLAN PROVISIONS


             EXECUTIVE/EXEMPT EMPLOYEE BENEFIT PLANS





















                                                  October 1995


                        TABLE OF CONTENTS





Plan                                                                  Page
----                                                                  ----

1.0  Executive Supplemental Retirement Income Plan                      1

2.0  Retirement Plan for Non-Bargaining Unit Employees                  3

3.0  Retirement K Savings Plan                                          6

4.0  Executive Deferred Compensation Plan                               9

5.0  Executive Annual Incentive Plan                                   11

6.0  1985 Stock Option Plan                                            12

7.0  Employee Stock Purchase Plan                                      14

8.0  Freedom Flex Benefit Plan                                         15

9.0  Automobile and Parking Policy for Executives                      16


       1.0  EXECUTIVE SUPPLEMENTAL RETIREMENT INCOME PLAN

              SUMMARY OF PRINCIPAL PLAN PROVISIONS


1.1  ELIGIBILITY

          To Participate in the Plan

               Selection by the Organization and Executive
               Compensation Committee.

          For Normal Retirement Benefits

               The first of the month next following the attainment of age 65 and the completion of 15 years of Service.

          For Early Retirement Benefits
               Age 55 and the completion of 15 years of Service.

1.2  NORMAL FORM OF BENEFITS

          Life annuity with 10 years certain.

1.3  OPTIONAL FORMS OF BENEFITS

          Half (50%) joint and survivor annuity
          Full (100%) joint and survivor annuity

1.4  FINAL ANNUAL COMPENSATION

          Annual salary of the Participant last approved by the Organization and Executive Compensation Committee, PLUS

          The average compensation award determined by averaging the last three awards. Final Annual Compensation is calculated prior to any reduction for amounts deferred under the Company's Executive Deferred Compensation Plan or Retirement K Savings Plan.

1.5  VESTING

          100% upon death or after age 55 and the completion of 15 years of Service; zero otherwise.

          For disability, 100% after the completion of 15 years of Service.

1.6  BENEFITS

          Normal Retirement Benefit

               70% of Final Annual Compensation if the
               Participant has completed at least 25 years of Service, otherwise 65% of Final Annual
               Compensation, MINUS

               The Participant's Normal Retirement allowance under the Retirement Plan payable as a single life annuity at age 65, MINUS

               The Participant's Primary Social Security Benefit payable at age 65, MINUS

               The Participant's Supplemental Retirement Benefit
               (if any) under the Executive Deferred Compensation
               Plan payable as a single life annuity at age 65.

          Early Retirement Benefit

               The Normal Retirement Benefit multiplied by the applicable early retirement reduction percentage shown below.

          Preretirement Death Benefit

               If before age 55 and 15 years of Service, 25% of Final Annual Compensation payable to beneficiary for 10 years. After age 55 and 15 years of Service, Participant may elect full (100%) joint and survivor annuity for spouse.

          Postretirement Death Benefit

               The remainder of any benefit due the Participant under the benefit option selected at the time of retirement.

          Early Retirement Reduction Percentage

                                             Percentage of
                   Age When Early         Normal Retirement
                   Payments Start        Supplement Payable
                   --------------        ------------------
                          55                       67%
                          56                       72
                          57                       77
                          58                       82
                          59                       87
                          60                       92
                          61                       96
                       62-64                      100


     2.0  RETIREMENT PLAN FOR NON-BARGAINING UNIT EMPLOYEES

              SUMMARY OF PRINCIPAL PLAN PROVISIONS


2.1  Eligibility

          Regular, full-time employees not in bargaining unit.

     Entry Date

          First day of month after one year of service during which 1,000 hours of service have been completed.

2.2  Normal Retirement Age

          Age 65.

2.3  Pension Payable Upon Normal Retirement

     1. Benefit at Age 65
        a.  Basic Benefit
               45% of Final Average Earnings (reduced if service at 65 is less than 15 years).
        b.  Over 15 years service
               0.55% of Final Average Earnings for each accredited year of service in excess of 15.
        c.  Over 40 years service
               0.45% of Final Average Earnings for each accredited year of service in excess of 40.
        d.  Offset Formula
               0.50% times the lesser of Final Average Earnings or Covered Compensation, times accredited years of service, limited to 35 years.
        e.  Net Benefit
               (a) + (b) + (c) - (d)

     2. Accrued Benefit Payable at Age 65
           Net benefit at age 65, assuming service to age 65, multiplied by actual service ratio (actual service divided by service to age 65).

     3. Final Average Earnings
           Average annual compensation during five highest consecutive years of the last ten compensation years.

     4. Covered Compensation
           Average of Taxable Wage Base for the 35 years prior to and including the year of retirement, death or termination.

     5. Service Recognized in Formula
           Complete months of service as a Non-Bargaining Unit employee, starting with the month after hire.

2.4  Early Retirement
     1. Eligibility
           After age 55, if age plus accredited years of service total 70 or more.

     2. Reduction for early commencement

           Age at Retirement       Factor
           -----------------       ------
               62 and older        100%
               61                  96
               60                  92
               59                  87
               58                  82
               57                  77
               56                  72
               55                  67

2.5  Retirement After Normal Retirement
     1.   Adjustment in Normal Retirement pension
               Greater of (a) benefit determined at age 65 with actuarial increase for delayed commencement, or
               (b) benefit determined at actual retirement age.

2.6  Pension Upon Vested Termination
     1.   Eligibility
               Five years of service, effective January 1, 1989.

     2.   Commencement of Benefits
               After age 55 if age plus accredited years of service total 70 or more. Actuarially equivalent reduction prior to age 65.

2.7  Benefit Upon Disability
     1.   Eligibility
               Ten accredited years of service, permanent and total disability.

     2.   Benefit
               Same as benefit for early retirement with actuarial reduction if disability occurs before age 55.

2.8  Death Benefit Before Retirement
     1.   Eligibility
               After becoming vested and survived by a spouse legally married for one year or more.

     2.   Amount of Benefit
               Amount that would be paid if member retired just before death, or on the day after the day he would have attained his earliest commencement age (if he died before that earliest retirement age), and selected half joint and survivor option.

2.9  Death Benefit After Retirement

     1.   Provisions for surviving beneficiary
               Joint and Survivor Options (actuarial equivalent).

     2.   Other options
               Ten-Year-Certain Annuity Option.
               Social Security Adjustment Option.

2.10 Changes in Plan Provisions
       The section 401(a)(17) pay limit was reduced to $150,000 from $235,840.


                 3.0  RETIREMENT K SAVINGS PLAN

              SUMMARY OF PRINCIPAL PLAN PROVISIONS


3.1  Eligibility to Participate

          Employees may enter the Plan on the next entry date following completion of 90 days of employment which included at least 250 hours of service or completion of one year of service.

3.2  Entry Date

          The first day of January, April, July or October after completing eligibility requirements.

3.3  Compensation for Elective and Matching Contributions

          All pay reportable on IRS Form W2 plus pretax contributions to the Plan or a Section 125 plan, but excluding reimbursements, fringe benefits, severance or disability pay, certain awards and other deferred compensation. Compensation is limited to $150,000 (as indexed) for plan years beginning after December 31, 1993.

3.4  Matching Contributions

          The Company matches 50% of the employees' deferrals up to 4% of compensation.

3.5  Deferral Contributions

          Each participant may elect to defer and contribute up to 15% of his or her compensation to the plan.
          Deferral election amounts are limited to the maximum established for the year under IRS regulations ($9,240 in 1995 and $9,500 in 1996).

3.6  Rollover Contributions

          The plan will accept rollover of funds from other qualified plans or conduit IRAs.

3.7  Normal Retirement

          Normal retirement age is 65.

3.8  Distributions

          Vested amounts will be paid as a lump sum in cash or in employer securities and will be made within 60 days after the latest of: (1) the date the distribution application is received, (2) the date the amount of the distribution is known, and (3) the end of the plan year of retirement.

3.9  Loans

          Availability
               Participant may borrow from their accounts in the RKSP if they are current employees or a "party-in-interest" and meet the following conditions:

               (1) The loan is for an approved purpose and does not exceed the amount needed for that purpose; and

               (2) the participant can demonstrate the intention and the ability to repay the loan.

          Terms
               (1) Minimum loan amount is $1,000;

               (2) maximum loan amount cannot exceed the lesser of 50% of your account balance or $50,000;

               (3) payments must be made monthly by payroll deduction; prepayment in full is allowed; no partial prepayments are accepted;

               (4) only one loan may be applied for in any year and only one loan may be outstanding at a time;

               (5) interest rates will be determined by the Committee, based on locally prevailing commercial lending rates for a comparable loan at the time the loan is made;

               (6) duration of loans is from 6 months to 57 months; and

               (7) applications must be in writing on forms provided and an application fee of $50 will be charged.

          Security

               All loans are secured by the borrower's account balances. Also, there must be an assignment of current pay or other automatic payment arrangement to service the loan.

3.10 In-Service Distributions

          The Plan allows the following in-service withdrawals:

          A rollover account withdrawal.

          A hardship withdrawal. Following a withdrawal of rollover account funds, a participant may withdraw elective contributions to satisfy a financial hardship related to medical expenses, tuition, preventing eviction or foreclosure or other reason permitted by Treasury regulations.

3.11 Vesting

          Participants' accounts are fully vested at all times.

3.12 Plan Investment Options

          All of a participant's accounts may be invested in any or all of the following funds at the election of the participant, but must be in 10% increments. Investment elections and transfers of account balances are effective on January 1, April 1 , July 1, or October 1:

          Bank and Government Fund
          Fixed Income Fund
          Balanced Fund
          Common Stock Fund
          Columbia Special Fund
          Northwest Natural Gas Company Stock Fund


4.0   EXECUTIVE DEFERRED COMPENSATION PLAN

              SUMMARY OF PRINCIPAL PLAN PROVISIONS


4.1  Eligibility

          Key employees designated annually by the Board.

4.2  Deferrals

          Up to 25% of salary and up to 100% of bonus, subject to $1,500 annual minimum. One year minimum deferral period.

4.3  Company Matching Contributions

          The Company matches 25% of participants' deferrals, up to 8% of compensation.

4.4  Interest Crediting Rate

          30-year Treasury Securities rate plus 3% (minimum of
          6%).  The 4th quarter 1995 crediting rate is 9.71%.

4.5  Distributions

     Amounts Distributed

          100% of deferrals and Company match plus interest.

     Distributed Upon:
          (1)  Separation of Service
          (2)  Death
          (3)  Disability
          (4)  Earlier date specified in Participation Agreement
          (5)  Hardship approved by the Administrative Committee

     Form of Distribution:
          Executive May Elect:
          (1) Equal annual installments (up to 15) with interest on unpaid balance (beneficiary will receive remaining payments if death occurs before complete payout).

          (2)  Lump Sum

          (3)  Combination:  Partial Lump Sum, with Installment
               Payments on the remainder

4.6  Supplemental Pension Benefit

          Participation in the Executive Deferred Compensation Plan may reduce Company pension benefit. Any lost pension benefit will be made up by the Company with an additional benefit from this plan during retirement.

4.7 Hardship Provisions

          (1) Distributions based on Financial Hardship may be granted by the Administrative Committee if participant suffers an extraordinary and unforeseen financial emergency.

          (2) If a distribution is made under this provision, contributions to this plan cease for 12 months.

4.8  Disability Feature

          If participant becomes disabled prior to retirement, he will receive his account balance upon proof of disability. Balance will be distributed in the form elected in Participation Agreement.

4.9  Death Benefits

          Beneficiary will receive the remaining account balance in the form determined by participant's election.

4.10  Cost Recovery Insurance

          (1) Purchased on each participant and owned by an Umbrella Trust (trademark) established by
               Northwest Natural Gas.

          (2) Proceeds are payable to the Trust and the participant has no right to either the policy or policy proceeds.

          (3) Provides Northwest Natural Gas with present value recovery of the cost of the Plan.

4.11 Other Provisions

          (1) Participants are unsecured general creditors of the Company.

          (2) The percent of salary or bonus elected remains in effect from year to year unless changed by participant. Changes, effective January 1, must be made by the last business day of December of the preceding year.

          (3)  The Plan is Administered by the Retirement K
               Savings Plan Administrative Committee.


5.0  EXECUTIVE ANNUAL INCENTIVE PLAN

              SUMMARY OF PRINCIPAL PLAN PROVISIONS


5.1  Eligibility

          Participants designated annually by Board of Directors.

5.2  Benefit

          Annual cash incentive award up to 20% to 40% of salary (dependent upon each executive's ability to influence corporate performance) if established individual and corporate performance goals are met (up to 30% to 60% if goals are exceeded). Awards conditioned upon net income exceeding specified percentage of target and being sufficient to cover payment of all dividends.

5.3  Performance Goals

          Established annually by Board of Directors upon recommendation of Organization and Executive
          Compensation Committee. Generally, goals measure the Company's performance in terms of overall profitability, financial performance, cost reduction and the achievement of greater efficiency.


6.0  1985 STOCK OPTION PLAN

              SUMMARY OF PRINCIPAL PLAN PROVISIONS


6.1  Eligibility

          Only officers and other key employees whom the Organization and Executive Compensation Committee
          (Committee) determines will perform services of special importance to the Company in the management, operation and development of its business are eligible for receipt of options granted under the Plan.

6.2  Incentive Stock Options

          The Committee may grant Incentive Stock Options, on terms and conditions it deems appropriate, subject to the following: (1) the option price per share may not be less than 100% of the fair market value of the Common Stock when the option is granted; (2) the term of the option may not exceed ten years; (3) the purchase price of Common Stock on exercise of an option may be paid either in cash or by the surrender of shares of previously acquired Common Stock held for one year or more valued at fair market value on the date of the option exercise; (4) unless otherwise determined by the Committee, an option will expire on the earlier of
          (i) the expiration of the term for which it was granted, (ii) 12 months after termination of an optionee's employment due to death or physical disability, or (iii) three months after termination of an optionee's employment for any reason other than death or physical disability; (5) no optionee may be granted options for more than 50,000 shares of Common Stock in any fiscal year; and (6) the aggregate fair market value (determined on the date of grant) of shares for which Incentive Stock Options become exercisable for the first time by an optionee in any calendar year shall not exceed $100,000.

6.3  Non-Statutory Stock Options

          The Committee may also grant Non-Statutory Stock Options. The option price may not be less than 100% of the fair market value of the Common Stock when the option is granted. The term of the option may not exceed ten years plus seven days, the purchase price will be paid as described in clause (3) above, the option will expire as described in clause (4) above, and the number of shares covered by options granted to any one employee in any fiscal year will be limited as described in clause (5) above.

6.4  Exercise of Options

          Generally, no option may be exercisable during the first year following the date it is granted.


7.0   EMPLOYEE STOCK PURCHASE PLAN

              SUMMARY OF PRINCIPAL PLAN PROVISIONS


7.1  Eligibility to Participate

          Regular full-time employees of the Company (one who has been employed at least six months and is actively employed on the offering date) are eligible to participate in the Plan, including officers but excluding directors not otherwise employed by the Company.

7.2  Method of Participation

          Annual offerings are made on the date determined by the Board of Directors. An eligible employee may subscribe within 30 days for not less than five shares nor more than 600 shares in any calendar year. Payment may be made only by payroll deduction over a period of not less than six months nor more than 12 months from the offering date. Shares are issued upon completing payment in full.

7.3  Purchase Price

          The purchase price of shares is 92% of the fair market value (mean between bid and asked prices) on the date the offering is made.


8.0   FREEDOM FLEX BENEFIT PLAN


          See:  "Freedom Flex Benefits Update - Annual Enrollment
          Issue to All Non-Bargaining Employees - December 1994"


          Subject                                                  Page
          -------                                                  ----
          Annual Enrollment Decisions                                 2
          1995 Benefit Costs                                          2
          Company Contributions                                       2
             Core Benefits                                            2
             Your Benefit Costs                                       2

          What's New in 1995                                          3
             New Vision Care Benefit                                  3
             ODS Expands Vantage PPO Service Area
              in Oregon and Washington                                3
             Good Health Plan Offers New Wellness Benefits            3
             Your 1995 Benefit Options                                3

          Your Medical Plan Options                                   3
             Comparing Your Medical Plans                           4-5
             Selecting a Medical Plan                                 6
             Your Dental Options                                      6
             Eye Care Plan of America                                 6
             Long-Term Disability                                     7
             Life Insurance / AD&D                                    7
             Optional Dependent Life Insurance                        7
             Flexible Spending Accounts                               7

          Other Benefit News                                          7
             Survivor's Health Coverage                               7
             Enroll Now for Retirement K Savings Plan                 8

FREEDOM FLEX
-----------------------------------------------------------------------
Benefits Update
                                                          December 1994
-----------------------------------------------------------------------

Annual Enrollment Issue

To All Non-bargaining Employees:

The 1995 enrollment period for Freedom Flex, Northwest Natural Gas Company's flexible benefits plan, is November 30 through December 12. That means it's time for you to make your health coverage decisions for the next plan year. Any enrollment changes you make will be effective January 1, 1995 through December 31, 1995.

Due to our good claims experience and the conditions in the health care market in 1994, we have been successful in holding our overall Freedom Flex benefits costs to less than a 1% increase over last year -- good news in a time when health care costs often rise dramatically. Of course, as a plan participant, you play an important role by working as a partner with Northwest Natural Gas and using your health care benefits wisely.

In 1995 Northwest Natural Gas will continue to offer the same medical, dental, life insurance and long term disability options as it does now, along with some improvements in vision care. To help you make your enrollment decisions, this Benefits Update provides information about your enrollment options and highlights changes that may affect your 1995 benefits. Your personalized enrollment form provides more details about your individual benefit options and costs.

If you want to make changes in your enrollment for 1995, or if you want to participate in a Dependent Care Spending Account or the Health Care Spending Account, you must return your completed forms to Human Resources no later than December 12.

If you have any questions about annual enrollment, contact Debbie
DuBravac or me in Human Resources.

Sincerely,

Stanley L. Meyer
Benefits Administrator
Human Resources

This Benefits Update provides a brief look at the Freedom Flex
Benefit Plan options you have during annual enrollment. Please refer to the individual plan booklets and summary plan
descriptions for information on plan benefits, limitations and exclusions. If there's a conflict between these highlights and official plan documents, benefits will be based on the official plan document.  This Plan is subject to change.  The Company reserves the right to amend any component of the Plan at any time.
------------------------------------------------------------------------
Inside....

Annual Enrollment Decisions                                           2

1995 Benefit Costs                                                    2

What's New in 1995?                                                   3
 New Vision Care Benefit
 ODS Expands Vantage PPO Service Area
 Good Health Plan offers new wellness benefits

Your 1995 Benefit Options                                             3

Comparing your Medical Plans                                          4

Other Benefit News                                                    7

How to Enroll                                                         8
-------------------------------------------------------------------------

ANNUAL ENROLLMENT DECISIONS

During annual enrollment, you may

-    Make changes to your medical and dental coverage.

- Change who you are covering for Freedom Flex benefits. For example, you may add or cancel coverage for eligible dependents.

- Change the amount of Life Insurance and Long Term Disability coverage you currently have.

-    Enroll in a Dependent Care and/or Health Care Spending
     Account.

Changes you make in your coverage will be effective January 1, 1995 through December 31, 1995. It's important to review the different benefit options before you make your elections, because you may not change your benefit elections during the year unless you have a qualified status change.

----------------------------------------------------------------
WHAT IS A QUALIFIED STATUS CHANGE?

You may change your benefits choices during the year only if you have a qualified status change. A qualified status change includes:

-    Marriage, divorce or legal separation
-    Birth or adoption of a child
-    Death of your spouse or child
- Change in your or spouse's employment status - from full-time to part-time or vice versa
-    Loss of spouse's job
-    Loss of spouse's health coverage

You must notify Human Resources within 31 days of a status
change.
-----------------------------------------------------------------

1995 BENEFIT COSTS

Most employees will have only minimal increases in Freedom Flex benefits costs this year. In fact, Northwest Natural Gas has only two premium rate increases in Freedom Flex benefits -- a 1.5 % increase in Kaiser Medical Plan rates and a 20% increase in the Life Insurance/Accidental Death & Disability rates. It has been a number of years since the Life Insurance/AD&D program has been reviewed. The increase was necessary to bring our rates more in line with our experience and the make up of the employee group. Even with these two increases, Northwest Natural Gas has been able to hold the overall costs increase for Freedom Flex Benefits to less than 1% over 1994 costs.

COMPANY CONTRIBUTION

Northwest Natural Gas Company's 1995 contribution toward the cost of Freedom Flex benefits consists of:

-    an $80 Discretionary Cash Allowance
          Plus
-    a Flex Credit Contribution equal to:
     83.25% of the cost of Core Medical and Dental Plans plus
     100% of the average cost of Core Life/AD&D and Long Term
     Disability Insurance

The amount of the Discretionary Cash Allowance is the same for each eligible employee. You receive Flex Credits based on the number of dependents you have enrolled in the plan. Your personalized Benefit Enrollment Form lists the amount of Flex Credits allowed for each benefit option.

----------------------------------------------------------------
CORE BENEFITS

The Core Plan is the package of benefits on which Northwest National Gas Company bases its annual contribution toward the cost of benefits. Core Benefits are the ODS $200 Medical Plan, Oregon Dental Service $50 Dental Plan, Life Insurance/AD&D coverage equal to your salary, and Long Term Disability coverage equal to 50% of your salary after 6 months of disability.
----------------------------------------------------------------

YOUR BENEFIT COSTS

Your costs are determined by your benefit elections. Your personalized enrollment form lists the costs of your benefit options and the amount of the Company Contribution --
Discretionary Cash Allowance and Flex Credits -- for which you are eligible.

You may use the Company Contribution to help pay the cost of your benefit selections, buy higher levels of benefits coverage, and make deposits into your Health Care and Dependent Care Spending
Accounts.  After you have made your benefit choices,

- If the cost of your benefit elections is less than the amount of the Company Contribution, you will receive the excess Company Contribution amount as taxable income in your paycheck.

- If the cost of your benefits is more than the amount of the Company Contribution you receive, the cost of your benefit choices, except Optional Dependent Life Insurance, will be deducted from your paycheck on a before-tax basis.

WHAT'S NEW IN 1995?

As you make your enrollment decisions, you should be aware of the following changes in your Freedom Flex benefits.

NEW VISION CARE BENEFIT

Northwest Natural Gas Company is introducing a new vision benefit -- Eye Care Plan of America (ECPA) -- which offers you and your dependents a way to save money on your eyewear and accessories. Effective January 1, 1995, the company will automatically provide this coverage for all employees and dependents enrolled under Freedom Flex.

The Optional Vision Care Plan which provided coverage for eye exams, lenses, frames and contact lenses through ODS, will be discontinued as of December 31, 1994. If you are currently enrolled in this plan, coverage for these services will be provided as follows:

- Benefits for vision exams are provided by your ODS $200 or ODS $500 Medical Plan. All medical plans now cover vision exams.

-    Benefits for vision materials are provided through the Eye
     Care Plan of America.

Eye Care Plan of America offers you and your dependents significant savings on eyewear and accessories when purchased from ECPA providers. Providers include both chain store eye care centers and independent practitioners. Unlike the current Vision Care Plan, under the ECPA you can buy eyewear whenever you need it and as often as you like at costs 20% to 60% below retail price.

In late December, you will receive more information about the plan from ECPA, including an identification card and instructions on how to use the plan.

ODS EXPANDS VANTAGE PPO SERVICE AREA IN OREGON AND WASHINGTON

ODS has expanded the Vantage Preferred Provider Organization
(PPO) service area within Oregon and parts of Washington, including many coastal areas and the Eugene area. As a result, you may now live within a Vantage PPO service area, which will affect the way benefits are paid under the ODS $500 and ODS $200 Plans. As with all ODS plan members living in a Vantage PPO service area, YOU MUST NOW USE A VANTAGE PREFERRED PROVIDER TO RECEIVE THE MAXIMUM BENEFIT LEVEL.

Effective January 1, 1995, if you are enrolled in the ODS $200 or the ODS $500 Plan and live within the Vantage service area, the plan pays benefits as follows:

- 90% after deductible if you receive care from a Vantage preferred provider.

- 70% after deductible if you don't use a Vantage preferred provider.

For employees who live outside the Vantage service area or when services are not available from a Vantage provider, the ODS $200 and ODS $500 Plans will continue to pay 80% after deductible of covered services received from any licensed provider.

If you are affected by these changes, you will receive more information, including a directory of Vantage providers in your area. Updated provider directories are also available from Human
Resources.

GOOD HEALTH PLAN OFFERS NEW WELLNESS BENEFITS

The Providence Good Health Plan is offering expanded wellness benefits to enrolled employees and family members. Beginning
January 1, 1995, plan members will be eligible for several new programs:

- HEALTH EDUCATION CLASSES, including smoking cessation, weight management and stress management programs, are available at Portland-area Providence Good Health Plan facilities for a $5 copayment per course.

- FREE HEALTH ADVICE LINE, which allows you to call a registered nurse, day or night, for medical information and guidance, class registration, physician referral and information.

-    FITNESS CLUB DISCOUNTS at more than 90 Northwest Athletic
     Club Association fitness clubs.

If you are enrolled in the Good Health Plan for 1995, look for more information about this program from The Good Health Plan in February.

YOUR 1995 BENEFIT OPTIONS

The following is a brief summary of the highlights of your Freedom Flex benefit options. For more information, including eligibility, benefits, limitations and exclusions, refer to the individual plan booklets and summary plan descriptions available from Human Resources.

-YOUR MEDICAL PLAN OPTIONS

During annual enrollment you may enroll in or switch to another
Freedom Flex medical plan. You may choose from the following plans (where available):

-    ODS $200 Plan (Core)
-    ODS $500 Plan
-    Kaiser Health Plan
-    Sisters of Providence Good Health Plan
-    SelectCare
-    Opt out

You may "opt out," or decline, coverage IF YOU ARE COVERED BY A
GROUP HEALTH PLAN THROUGH YOUR SPOUSE'S EMPLOYER. You will need to provide information regarding your other group coverage.

----------------------------------------------------------------------------
                       COMPARING YOUR MEDICAL PLANS
----------------------------------------------------------------------------
                                            ODS $200 Plan
                         ---------------------------------------------------

Choice of Provider       Any licensed provider.  Higher benefits paid for
                         Vantage providers. See Vantage Preferred Provider directory for Vantage service areas.

Annual Deductible        Individual: $200
                         Family: $600

Annual Out-of-Pocket
 Maximum                 $1,000 per person plus deductible.

                       ----------------------------------------------------
                             Vantage                    Non-Vantage
                       ----------------------------------------------------
How the Plan Pays
 Benefits              90% after deductible     70% after deductible up to
                       up to the $1,000 out-    the $1,000 out-of-pocket
                       of-pocket maximum;       maximum; 100% thereafter.
                       100% thereafter.
                                                IF SERVICES ARE UNAVAILABLE
                                                FROM A VANTAGE PROVIDER,
                                                80% AFTER DEDUCTIBLE.
COVERED SERVICES
Hospital Inpatient     90% after deductible.    70% after deductible.
Outpatient Surgery     90% after deductible.    70% after deductible.
Emergency Room         90% after deductible.    70% after deductible.
Ambulance              80% after deductible.    80% after deductible.

Physician Services
- Office Visits        90% after deductible.    70% after deductible.
- Hospital Visits      90% after deductible.    70% after deductible.
- Home Visits          90% after deductible.    70% after deductible.

Outpatient Surgery     90% after deductible.    70% after deductible.

Preventive Care
- Well Baby Care       Not covered.             Not covered.
- Routine Physical
    Exam               Not covered.             Not covered.
- Routine Eye Exam     Maximum $30 allowance    Maximum $30 allowance
                       for one eye exam each    for one eye exam each
                       12 months.               12 months.

Maternity Care
 (employee and         90% after deductible.    70% after deductible.
 covered spouse)

Diagnostic X-ray and   90% after deductible.    70% after deductible.
 Laboratory

Prescription Drugs     80% after deductible.    80% after deductible.
                       CERTIFAX MAIL ORDER      CERTIFAX MAIL ORDER
                       PHARMACY:  You pay $5    PHARMACY:  You pay $5
                       for each generic drug;   for each generic drug;
                       $10 for each brand       $10 for each brand
                       name drug.               name drug.

Mental Health/         90% after deductible.    70% after deductible.
 Substance Abuse       Oregon state mandated    Oregon state mandated
                       benefit limits.          benefit limits.

This Medical Plan Comparison is a brief summary of plan benefits.  For more information, including limitations and exclusions, refer to the individual
Medical Plan summary plan descriptions.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                       COMPARING YOUR MEDICAL PLANS
-------------------------------------------------------------------------------
                                            ODS $500 Plan
                         ---------------------------------------------------

Choice of Provider       Any licensed provider.  Higher benefits paid for
                         Vantage providers. See Vantage Preferred Provider directory for Vantage service areas.

Annual Deductible        Individual: $500
                         Family: $1,500

Annual Out-of-Pocket
 Maximum                 $1,000 per person plus deductible.

                       ----------------------------------------------------
                            Vantage                    Non-Vantage
                       ----------------------------------------------------
How the Plan Pays
 Benefits              90% after deductible     70% after deductible up to
                       up to the $1,000 out-    the $1,000 out-of-pocket
                       of-pocket maximum;       maximum; 100% thereafter.
                       100% thereafter.
                                                IF SERVICES ARE UNAVAILABLE
                                                FROM A VANTAGE PROVIDER,
                                                80% AFTER DEDUCTIBLE.
COVERED SERVICES
Hospital Inpatient     90% after deductible.    70% after deductible.
Outpatient Surgery     90% after deductible.    70% after deductible.
Emergency Room         90% after deductible.    70% after deductible.

Ambulance              80% after deductible.    80% after deductible.

Physician Services
- Office Visits        90% after deductible.    70% after deductible.
- Hospital Visits      90% after deductible.    70% after deductible.
- Home Visits          90% after deductible.    70% after deductible.

Outpatient Surgery     90% after deductible.    70% after deductible.

Preventive Care
- Well Baby Care       Not covered.             Not covered.
- Routine Physical
   Exam                Not covered.             Not covered.
- Routine Eye Exam     Maximum $30 allowance    Maximum $30 allowance
                       for one eye exam each    for one eye exam each
                       12 months.               12 months.

Maternity Care
 (employee and         90% after deductible.    70% after deductible.
 covered spouse)

Diagnostic X-ray and   90% after deductible.    70% after deductible.
 Laboratory

Prescription Drugs     80% after deductible.    80% after deductible.
                       CERTIFAX MAIL ORDER      CERTIFAX MAIL ORDER
                       PHARMACY:  You pay $5    PHARMACY:  You pay $5
                       for each generic drug;   for each generic drug;
                       $10 for each brand       $10 for each brand
                       name drug.               name drug.

Mental Health/         90% after deductible.    70% after deductible.
 Substance Abuse       Oregon state mandated    Oregon state mandated
                       benefit limits.          benefit limits.

This Medical Plan Comparison is a brief summary of plan benefits.  For more information, including limitations and exclusions, refer to the individual
Medical Plan summary plan descriptions.
----------------------------------------------------------------------------

----------------------------------------------------------------------------
                       COMPARING YOUR MEDICAL PLANS
----------------------------------------------------------------------------
                                          Kaiser Health Plan
                            ------------------------------------------------

Choice of Provider          Kaiser Permanente facilities.  See Provider
                            directory for service areas.

Annual Deductible           N/A

Annual Out-of-Pocket
 Maximum                    Individual: $600.
                            Family: $1,200.

How the Plan Pays
 Benefits Most services covered in full after you pay required copayment.

COVERED SERVICES
Hospital Inpatient          Covered in full.  Therapies limited to short-term.

Outpatient Surgery          Covered in full after $5 copayment per visit.
Emergency Room              KAISER FACILITY: Covered in full after $5
                            copayment.
                            NON-KAISER FACILITY: Covered at 50% of first $100 per incident, plus any required copayments for qualifying emergency care.

Ambulance                   Covered in full after $25 copayment per visit.

Physician Services
- Office Visits             Covered in full after $5 copayment per visit.
- Hospital Visits           Covered in full.
- Home Visits               Covered in full within service area after $5
                            copayment per visit.

Outpatient Surgery          Covered in full after $5 copayment per visit.
Preventive Care
- Well Baby Care            Covered in full after $5 copayment per visit.
- Routine Physical Exam     Covered in full after $5 copayment per visit.

- Routine Eye Exam          Covered in full after $5 copayment per visit for
                            exams for eyeglasses and medically necessary contact lenses. No charge for regular lenses and select frames every two years.

Maternity Care (employee
 and covered spouse)        $5 copayment for each visit (includes enrolled
                            dependent children.)

Diagnostic X-ray and        Covered in full.
 Laboratory

Prescription Drugs          You pay 50% of charges up to $25 per prescription.

Mental Health/
 Substance Abuse            INPATIENT AND RESIDENTIAL: Covered after 20%
                            copayment up to specified maximums.

                            OUTPATIENT: $5 copayment per visit for substance abuse; $15 copayment per one-hour individual session and $7.50 copayment per two-hour group session.

This Medical Plan Comparison is a brief summary of plan benefits. For more information, including limitations and exclusions, refer to the individual Medical Plan summary plan descriptions.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                       COMPARING YOUR MEDICAL PLANS
-------------------------------------------------------------------------------
                                             Good Health Plan
                            ---------------------------------------------------

Choice of Provider          Must use participating physicians and hospitals.
                            See Provider directory for service areas.

Annual Deductible           N/A

Annual Out-of-Pocket
 Maximum                    Individual: $700.
                            Family: $2,000.

How the Plan Pays
 Benefits                   Most services covered in full after you pay
                            required copayment.
COVERED SERVICES
Hospital Inpatient          Covered in full.

Outpatient Surgery          Covered in full.
Emergency Room              PLAN PROVIDERS:  Covered in full after $50
                            copayment.
                            NON-PLAN PROVIDERS: 50% copayment of first $200.

                            Emergency or authorized after-hours care at plan physician's office. Covered in full after $25 copayment.

Ambulance                   Covered in full after $50 copayment.

Physician Services
- Office Visits             Covered in full after $5 copayment per visit.
- Hospital Visits           Covered in full.
- Home Visits               Covered in full after $15 copayment per visit.

Outpatient Surgery          Covered in full.
Preventive Care
- Well Baby Care            Covered in full after $5 copayment per visit.
- Routine Physical Exam     Covered in full after $5 copayment per visit.

- Routine Eye Exam          Covered in full after $5 copayment per visit for
                            vision screening.  Limited to children under age
                            18.

Maternity Care (employee
 and covered spouse)        Covered in full after $5 copayment.

Diagnostic X-ray and        Covered in full.
 Laboratory

Prescription Drugs          GENERIC DRUGS:  You pay $10 for each 30-day supply.
                            BRAND NAME DRUGS: You pay $10 plus the difference between the cost of the generic and brand name prescription drug.

Mental Health/
 Substance Abuse            INPATIENT AND RESIDENTIAL: Covered up to specified
                            benefit maximums.

                            OUTPATIENT: Covered in full after $15 copayment or 20% copayment, whichever is less, up to specified benefit maximums.

This Medical Plan Comparison is a brief summary of plan benefits. For more information, including limitations and exclusions, refer to the individual Medical Plan summary plan descriptions.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                       COMPARING YOUR MEDICAL PLANS
-------------------------------------------------------------------------------
                                             SelectCare
                         ---------------------------------------------------

Choice of Provider          Must use participating physicians and hospitals.
                            See Provider directory for service areas.

Annual Deductible           N/A

Annual Out-of-Pocket
 Maximum                    Individual: $700.
                            Family: $2,000.

How the Plan Pays
 Benefits                   Most services covered in full after you pay
                            required copayment.
COVERED SERVICES
Hospital Inpatient          Covered in full.

Outpatient Surgery          Covered in full.
Emergency Room              Covered in or out of service area after $50
                            copayment.
Ambulance                   Covered in full after $50 copayment.

Physician Services
- Office Visits             Covered in full after $5 copayment per visit.
- Hospital Visits           Covered in full.
- Home Visits               Covered in full after $15 copayment per visit.

Outpatient Surgery          Covered in full.
Preventive Care
- Well Baby Care            Covered in full after $5 copayment per visit.
- Routine Physical Exam     Covered in full after $5 copayment per visit.

- Routine Eye Exam          Covered in full after $5 copayment per visit for
                            vision screening. Limited to children under age 18.

Maternity Care (employee
 and covered spouse)        Covered in full.

Diagnostic X-ray and        Covered in full.
 Laboratory

Prescription Drugs          You pay $10 for each 30-day supply.

Mental Health/
 Substance Abuse            INPATIENT AND RESIDENTIAL: Covered up to specified
                            benefit maximums.

                            OUTPATIENT: Covered in full after $15 copayment or 20% copayment, whichever is less, up to specified benefit maximums.

This Medical Plan Comparison is a brief summary of plan benefits. For more information, including limitations and exclusions, refer to the individual Medical Plan summary plan descriptions.
-----------------------------------------------------------------------------
The comparison on pages 4 and 5 provides a brief summary of key features of the Freedom Flex Medical Plans.

All Freedom Flex medical plans cover most of the same types of services. They differ in how benefits are paid, the amount of deductible, copayments, and out-of-pocket maximums you'll pay for each plan, and the service areas where coverage is available. Your monthly Freedom Flex costs will also vary, depending on your medical plan choice.

-SELECTING A MEDICAL PLAN

When selecting a medical plan, it's important to carefully consider the different Freedom Flex plans and to select the plan that best meets your medical needs. You should also consider which plan is most cost effective for your particular circumstances.

For example, the ODS $200 and ODS $500 Plans both pay the same benefits for the same covered services. However, depending on which plan you choose, you'll pay different costs for family coverage under the Freedom Flex Program and different annual deductibles during the year before the plan pays benefits. If you are willing to pay a higher deductible in exchange for a lower monthly employee cost, the ODS $500 Plan may be a more cost effective plan. The following example illustrates how much you pay each year in employee costs and deductible for each of the plans:

                         ODS $200                  ODS $500
----------------------------------------------------------------------------
Employee premium
 costs per year
 for family coverage     $4,980    ($415/month)      $3,636     ($303/month)

Deductible (Family)        $600                      $1,500
                         ------                      ------
Total                    $5,580                      $5,136

YOU WILL PAY $444 MORE EACH YEAR IN DEDUCTIBLE AND PREMIUM COSTS
FOR FAMILY COVERAGE UNDER ODS $200 PLAN.

If you have questions or want to discuss which plan is appropriate for your circumstance, contact Stan Meyer in Human
Resources.

-YOUR DENTAL PLAN OPTIONS

Under the Freedom Flex Benefits Plan, you have three dental plan options plus an "opt out" option. All three plans pay benefits for preventive, diagnostic care and routine treatment, major restorative, and prosthetic services.

-    The Oregon Dental Service Dental Plans -- the $50 Dental
     (Core) Plan and the $25 Dental Plan-- have different annual deductibles, but work in the same way and cover the same services. After you pay the deductible, the plan pays a portion of eligible expenses. You may receive services from any qualified provider.

- The Kaiser Dental Plan provides services only through Kaiser providers and facilities. Generally, most services are paid in full after you pay any required copayments. You do not have to be enrolled in the Kaiser Health Plan to enroll in the Kaiser Dental Plan.

- If you have dental coverage through your spouse's employer, you may decide to decline coverage under Freedom Flex.

The following is a comparison of key features of the Freedom Flex
Dental Plans.

------------------------------------------------------------------------------
                        COMPARING YOUR DENTAL PLAN

               Oregon Dental Service   Oregon Dental Service    Kaiser Dental
               $50 Plan (Core Plan)    $25 Plan                      Plan
-------------------------------------------------------------------------------
Deductible     $50                     $25                     None. Copayments
                                                               required for
                                                               services.

Maximum yearly
 benefit       $1,500                  $1,500                  None

Preventive and
 Diagnostic
 Services      80% after deductible    80% after deductible    Covered in
                                                               full after a
                                                               $5 copayment
                                                               per visit.

Routine
 Services      80% after deductible    80% after deductible    Covered in full
                                                               after a $5
                                                               copayment per
                                                               visit.

Major Restorative
 Services      50% after deductible    50% after deductible    50%

Prosthetics    50% after deductible    50% after deductible    50%
-----------------------------------------------------------------------------

-EYE CARE PLAN OF AMERICA

Eye Care Plan of America (ECPA) is a vision plan that offers you and your dependents discounts on lenses, frames, contact lenses and supplies purchased from ECPA providers. You are automatically enrolled in the EyeCare Plan of America, if you are enrolled in a Freedom Flex plan. Here's how the plan works:

- ECPA has over 5,000 participating eye care centers nationwide, including national and regional retail chains as well as independent practitioners.

- There are no claim forms to file. All charges are handled directly between you and the ECPA provider.

- To receive your discount, you must show your ECPA identification card at the time of service. You and your dependents may purchase as much eyewear as you want and as often as you want. The amount of your discount will vary from 20% to 60% depending on the type of eyewear you purchase.

- Contact lenses and supplies are discounted at 20% off the retail price. Discounts on disposable contacts are limited to 20% for the first 90-day supply only.

- When you purchase lenses and frames, you will pay the published wholesale price of eyewear, plus a dispensing fee depending on the type of eyewear you purchase:

-----------------------------------------------------------------
     TYPE OF EYEWEAR PURCHASED:    DISPENSING FEE:
-----------------------------------------------------------------
     Single Vision                 $30
     Bifocal Lenses                $35
     Trifocal Lenses               $40
     Cataract Lenses               $50
     Progressive Lenses            $70
     Frames only                   $15
     Lenses only                   1/2 the appropriate dispensing fee
-----------------------------------------------------------------
Note: Effective January 1, 1995, vision exams will be covered under your Freedom Flex medical plan.

-LONG TERM DISABILITY

Long Term Disability (LTD) provides financial protection if you are disabled and cannot work for an extended period of time. When you enroll in the Freedom Flex Benefit Plan, you are automatically enrolled in the LTD Core benefit. The Core Plan pays a monthly benefit after six months of disability equal to 50% of your salary. The amount of LTD benefit you receive may be offset by disability income you receive from other sources, such as Social Security, Workers' Compensation, retirement and sick pay.

If you want additional coverage you can choose:

- LTD Option 1, which pays benefits after six months of disability equal to 65% of your salary from all sources.

- LTD Option 2, which pays a monthly benefit after three months of disability equal to 65% of your salary from all sources.

You have the option to make your contributions for LTD on a before-tax or after-tax basis. Under current tax law, if you make contributions for LTD coverage on a before-tax basis, your disability benefit payments will be considered taxable income.
Consult your tax advisor if you have questions.

-LIFE INSURANCE/AD&D

When you enroll in Freedom Flex, you are automatically enrolled in the Life Insurance/Accidental Death and Dismemberment (AD&D) Core Plan. If you die, the Life Insurance Core Plan pays your beneficiary a benefit equal to your basic annual salary. In addition, AD&D benefits are paid if you die in an accident or lose sight, speech, hearing or limbs.

Instead of Core Plan coverage, you may elect either higher or lower levels of life insurance benefits:

-    1/2 your basic annual salary.
-    2 times your basic annual salary
- 3 times your basic annual salary to a maximum benefit of $300,000.

You may be required to provide evidence of insurability if you increase your coverage or if you are enrolling for the first time and did not purchase life insurance when you were first eligible.


-OPTIONAL DEPENDENT LIFE INSURANCE

You may also purchase Optional Dependent Life Insurance in amounts of $5,000 or $10,000 for your spouse and $1,000 and $2,000 for your children. Your cost for Dependent Life Insurance is deducted from your pay on an after-tax basis.


-FLEXIBLE SPENDING ACCOUNTS

During annual enrollment, you must decide whether you want to participate in either or both Flexible Spending Accounts (FSA).
PARTICIPATION IN AN FSA IS NOT AUTOMATIC, EVEN IF YOU
PARTICIPATED IN 1994. YOU MUST ENROLL EACH YEAR TO PARTICIPATE.

Flexible Spending Accounts let you set aside before-tax money to reimburse yourself for eligible expenses throughout the year. By using before-tax money for these bills, you lower your taxable income for the year -- so you pay less in taxes.

- THE HEALTH CARE SPENDING ACCOUNT helps you pay eligible out-of-pocket medical, dental and vision costs for you and your family. You may contribute from $120 per year to $4,800 per year.

- THE DEPENDENT CARE SPENDING ACCOUNT helps you pay for care of your dependents, including children under age 13 and disabled parents, while you work. The minimum amount you may contribute is $120 per year. The annual maximum contribution is the smallest of the following amounts:

     - $5,000 ($2,500 if you're married and filing federal income taxes separately)
     -    Your annual earned income
     -    Your spouse's annual earned income.

Remember, it's important to estimate your expenses carefully.
You can only change your contribution amount during the year if you experience a qualified status change. Also, the IRS says you must forfeit any money in your account which you don't use by the end of the year.

The Freedom Flex Summary Plan Description (SPD) provides more information about the Dependent Care and Health Care Spending
Accounts. You can obtain a copy of the SPD from Human Resources.

OTHER BENEFIT NEWS

SURVIVOR'S HEALTH COVERAGE

If you have coverage through a Freedom Flex HMO medical plan, you may be eligible for Survivor's Health Coverage. With this coverage, Northwest Natural Gas Company will continue to pay the cost of medical premiums for your spouse, if you die.

You are eligible for this benefit if you are retired or you are an active employee eligible for retirement AND you are enrolled in or transfer to a Freedom Flex HMO Medical Plan - the Kaiser Health Plan, The Providence Good Health Plan and SelectCare.


ENROLL NOW FOR RETIREMENT K SAVINGS PLAN

It's never too early or too late to begin saving for your retirement. The Retirement K Savings Plan (RKSP) can be an important part of your total retirement saving program. Here's how:

- You can contribute from 1% to 15% of your pay through automatic payroll deductions.

- For each dollar you save in the plan, up to the first 4% of your pay, the company will contribute 50 cents. That's like getting an immediate 50% return on your money.

- Your contributions to the plan come out of your paycheck on a before-tax basis. This reduces your current taxes and you'll have more take-home pay than if you saved on an after-tax basis.

- The plan offers six investment options that allow you to tailor an investment portfolio to meet your specific retirement needs. You decide how to invest your contributions and can even make separate investment elections for any Key Goal Award dollars you contribute.

- You own 100% of the money in your account as soon as you enroll in the plan -- including your contributions, the company matching contributions, and any earnings.

If you haven't yet enrolled in the Retirement K Savings Plan or want to change the amount of your current contribution, you can do it now during the December enrollment period. Just return your completed enrollment form to Human Resources by December 15, 1994.

If you currently participate in the plan and want to change your current investment mix, complete the transfer form and return it to Human Resources by December 15, 1994.


KEY GOAL AND PERFORMANCE BONUS ELECTION

Starting in 1995, you may elect to contribute a portion of your annual Key Goal and Performance Bonus to the RKSP. You can make a special Bonus election to direct Northwest Natural Gas to contribute from 0% to 85% of your Bonus to the RKSP. You do not have to make Bonus contributions at the same rate as contributions to the plan from your regular paycheck. However, your total annual contribution (your bonus contributions plus contributions from your regular paycheck) to RKSP may not exceed 15% of your annual income up to an annual maximum. In 1994, the annual maximum is $9,240.

Your bonus election does not change the contribution rate you elected for contributions to the RKSP from your regular paycheck.
Your bonus election will remain in effect until you change it.

If you do not designate a separate election for your Bonus contribution, your Bonus contribution will be the same percentage rate as your regular paycheck contribution.

Included in this enrollment packet is the Bonus election form and the regular change form.


INFOEXPRESS COMING IN 1995

Northwest Natural Gas is implementing a new recordkeeping and administration system which will give you greater flexibility in managing your Retirement K Savings Plan Account. As part of this system, we are providing an interactive telephone system --- called InfoExpress -- that lets you obtain information about your Retirement K Savings Plan account any time you need it -- day and night, weekdays and weekends.

When you call InfoExpress, you can:

-    Check your Retirement K Savings Plan account balance
-    Make changes in the amount you contribute
-    Change how your contributions are invested
-    Obtain general plan information

Look for more information about InfoExpress in December. You will receive a personalized information packet containing your personal identification number and instructions for using the InfoExpress system.


HOW TO ENROLL

If you are currently enrolled in the Freedom Flex Benefits Plan, you will receive a personalized enrollment form. It lists your current benefit selections, your 1995 benefit options, costs and amounts of the Company's Discretionary Allowance and Flex
Credits.

IF YOU DON'T WANT TO MAKE CHANGES IN YOUR 1994 BENEFITS or participate in a Spending Account, you do not need to return your enrollment form. Except for the Spending Accounts and the Optional Vision Care Plan, your current benefits will continue in 1995. If you are currently enrolled in a Freedom Flex medical plan, you and any enrolled dependents will automatically be enrolled in the Eye Care Plan of America at no cost to you, effective January 1, 1995.

TO MAKE CHANGES IN YOUR BENEFIT ELECTIONS FOR 1995, return your completed personalized enrollment form to Human Resources by December 12.

To help us ensure that claims are processed properly, it's important to provide us with accurate dependent data in the Family Information section of your enrollment form. Be sure to provide Social Security numbers for all dependents age one or older.

TO ENROLL OR RE-ENROLL IN A SPENDING ACCOUNT, return your completed Flexible Spending Account Enrollment/Status Change
Form. Indicate which account or accounts you are participating in and the amount you want to contribute.

Contact Debbie DuBravac or Stan Meyer in Human Resources if you have questions.

        9.0  AUTOMOBILE AND PARKING POLICY FOR EXECUTIVES

9.1  Classification and Types of Vehicles

          The Company provides executive officers with automobiles, with selection based on price level, make and model within three classifications: president, senior officers and other officers. Acceptable types of vehicles are American automobiles, two-or four-door sedans or station wagons, but does not include recreational vehicles, convertibles or sports cars.

9.2  Mileage Records

          Executives are required to maintain mileage records for their assigned vehicles.

          Mileage information must be provided annually to the Tax Department. The Tax Department calculates the taxable amount based on the annual lease value of the vehicle and personal miles driven for inclusion on the executive's Form W-2.

9.3  Designated Drivers

          Executive cars may be used as personal cars; however, their use is limited to the assigned driver or, with the executive's consent, immediate family members.

9.4  Executive Automobile Purchase

          The Company purchases new executive cars after four years of service. Exceptions to this policy must be approved by the Treasurer and Controller. At the end of the four-year period the executive may purchase the car. The purchase price will be the low Kelley Blue Book value.

9.5  Executive Automobile Purchase at Retirement

          Upon retirement, executives may purchase their assigned automobiles. If selected, the purchase price will be for the depreciated remaining value (prorated monthly) but not lower than 20% of the original capitalized value, or the low Kelley Blue Book value, whichever is lower. However, if the automobile is in assigned use longer than the three year depreciation period, the 20% residual value will be reduced at the rate of 25% per year calculated monthly. The reduction in residual value will cease at 50% of the original residual value.

9.6  Parking

          The Company provides parking space in One Pacific
          Square to executives without charge.


                                                       EXHIBIT B

                   CHANGE IN CONTROL DEFINITION


          For purposes of this Agreement, a "Change in Control" shall occur if during the Terms of this Agreement:

          (a) Any "person", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than NNG, any trustee or other fiduciary holding securities under an employee benefit plan of NNG, or any corporation owned, directly or indirectly, by the stockholders of NNG in substantially the same proportions as their ownership of stock of
               NNG), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, other than as a result of a purchase from NNG, of securities ordinarily having the right to vote for the election of directors ("Voting Securities") of NNG representing thirty percent (30%) or more of the combined voting power of NNG's then outstanding Voting Securities;

          (b) At any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of NNG ("Incumbent Directors") shall cease for any reason to constitute at least a majority thereof; provided, however, that the term "Incumbent Director" shall also include each new director elected during such two-year period whose nomination or election was approved by two-thirds of the Incumbent Directors then in office;

          (c) The stockholders of NNG approve any consolidation, merger or plan of share exchange involving NNG (a "Merger") in which NNG is not the continuing or surviving corporation or pursuant to which the Voting Securities of NNG would be converted into cash, securities or other property, other than a Merger involving NNG in which the holders of the Voting Securities of NNG immediately prior to the Merger have the same proportionate ownership of the Voting Securities of the surviving corporation immediately after the Merger; or

          (d) The stockholders of NNG approve a plan of complete liquidation of NNG or an agreement for the sale or disposition by NNG of all or substantially all of NNG's assets.

                                                                EXHIBIT C
             SENIOR OFFICERS' LIFE INSURANCE BENEFIT PLAN             PGE
                      RICHARD G. REITEN, INSURED
                          ISSUE DATE 12/1/86
                           POLICY #1A2177948

                                                     Execu-
                                           Corporate  tive     EOY
                                  Execu-     With-    with-   Cash      BOY
                                   tive     drawal   drawal   Sur-   Executive
Policy        Policy  Corporate  Contribu-    of       for    render    Cash
 Year  Age   Premium    Bonus      tion      Basis    Taxes   Value   Benefit
------ ---   -------  ---------  ---------  -------   ------ -------  -------
               (1)       (2)        (3)       (4)      (5)     (6)     (7)
1986   47    32,000       803       (803)        0        0        0  550,000
1987   48    32,000       855       (855)        0        0        0  550,000
1988   49    18,983       704       (704)        0        0   14,989  550,000
1989   50    18,983       704       (704)        0        0    5,122  550,000
1990   51    18,983       748       (748)        0        0   14,940  550,000
1991   52    18,983       803       (803)        0        0   26,822  550,000
1992   53    18,983       869       (869)        0        0   40,554  550,000
1993   54     4,200       946       (946)        0        0   55,844  550,000
1994   55         0     1,018     (1,018)        0        0   71,528  550,000
1995   56         0     1,089     (1,089)        0        0   88,197  550,000
            -------    ------    -------   -------  -------
            163,116     8,538     (8,538)        0        0

1996   57         0     1,166     (1,166)        0        0  105,303  550,000
1997   58         0     1,188     (1,188)        0        0  123,418  550,000
1998   59         0     1,238     (1,238)        0        0  142,603  550,000
1999   60         0     1,287     (1,287)        0        0  163,658  550,000
2000   61         0     1,375     (1,375)        0        0  186,091  550,000
2001   62         0     1,463     (1,463)        0        0  209,772  550,000
2002   63         0     1,606     (1,606)        0        0  235,172  550,000
2003   64         0     1,749     (1,749)        0        0  262,448  550,000
2004   65         0     1,947     (1,947)        0        0  291,832  550,000
2005   66         0     2,162     (2,162)        0        0  323,565  550,000
            -------    ------     ------   -------  -------
            163,116    23,718    (23,718)        0        0

2006   67         0         0          0   139,398        0  344,913  550,000
2007   68         0         0          0         0  140,045  214,275  550,000
2008   69         0         0          0         0        0  223,862  550,000
2009   70         0         0          0         0        0  233,579  550,000
2010   71         0         0          0         0        0  243,411  550,000
2011   72         0         0          0         0        0  253,338  550,000
2012   73         0         0          0         0        0  263,436  550,000
2013   74         0         0          0         0        0  273,683  550,000
2014   75         0         0          0         0        0  284,051  550,000
2015   76         0         0          0         0        0  294,534  550,000
            -------    ------     ------   -------  -------
            163,116    23,718    (23,718)  139,398  140,045

--------------------------------------------
Assumed Maximum Executive Tax rate for incomes of $250,000
or greater (Combined State and Federal) = 46.50%

The above values are for illustrative purposes only; values are not guaranteed. The projected premium schedule and cash values are based on the current rate of 6.70% for five years, and 6.95% thereafter.

                                                                   EXHIBIT C
             SENIOR OFFICERS' LIFE INSURANCE BENEFIT PLAN                PGE
                      RICHARD G. REITEN, INSURED
                          ISSUE DATE 12/1/86
                           POLICY #1A2177934

                                         Cor-    Execu-
                                        porate    tive     EOY
                               Execu-    With-    With-    Cash       BOY
                                tive     drawal  drawal    Sur-    Executive
Policy      Policy  Corporate  Contri-    of       for    render     Cash
 Year  Age Premium    Bonus     bution   Basis    Taxes   Value     Benefit
-----  --- -------  ---------  -------   ------   -----   -----     -------
             (1)       (2)       (3)      (4)      (5)     (6)        (7)
1986   47    8,000      214      (214)        0        0        0    200,000
1987   48    8,000      228      (228)        0        0        0    200,000
1988   49    8,000      238      (238)        0        0        0    200,000
1989   50    8,000      256      (256)        0        0    1,211    200,000
1990   51    8,000      272      (272)        0        0    4,175    200,000
1991   52    8,000      292      (292)        0        0    7,837    200,000
1992   53    8,000      316      (316)        0        0   12,206    200,000
1993   54    8,000      344      (344)        0        0   17,232    200,000
1994   55    1,100      370      (370)        0        0   22,937    200,000
1995   56        0      396      (396)        0        0   29,095    200,000
            ------    -----   -------   -------  -------
            65,100    2,926    (2,926)        0        0

1996   57        0      424      (424)        0        0   35,495    200,000
1997   58        0      432      (432)        0        0   42,275    200,000
1998   59        0      450      (450)        0        0   49,458    200,000
1999   60        0      468      (468)        0        0   57,345    200,000
2000   61        0      500      (500)        0        0   65,750    200,000
2001   62        0      532      (532)        0        0   74,628    200,000
2002   63        0      584      (584)        0        0   84,154    200,000
2003   64        0      636      (636)        0        0   94,386    200,000
2004   65        0      708      (708)        0        0  105,412    200,000
2005   66        0      786      (786)        0        0  117,324    200,000
            ------    -----    ------   -------  -------
            65,100    8,446    (8,446)        0        0

2006   67        0        0         0    56,654        0  124,917    200,000
2007   68        0        0         0         0   50,560   77,615    200,000
2008   69        0        0         0         0        0   80,927    200,000
2009   70        0        0         0         0        0   84,379    200,000
2010   71        0        0         0         0        0   87,863    200,000
2011   72        0        0         0         0        0   91,371    200,000
2012   73        0        0         0         0        0   94,926    200,000
2013   74        0        0         0         0        0   98,520    200,000
2014   75        0        0         0         0        0  102,138    200,000
2015   76        0        0         0         0        0  105,775    200,000
            ------    -----    ------   -------   ------
            65,100    8,446    (8,446)   56,654   50,560

--------------------------------------------
Assumed Maximum Executive Tax rate for incomes of $250,000
or greater (Combined State and Federal) = 46.50%

The above values are for illustrative purposes only; values are not guaranteed. The projected premium schedule and cash values are based on the current rate of 6.70% for five years, and 6.95% thereafter.

                            AMENDMENT
                                TO
                       EMPLOYMENT AGREEMENT
                             BETWEEN
                  NORTHWEST NATURAL GAS COMPANY
                               AND
                        RICHARD G. REITEN


          The Employment Agreement between Northwest Natural Gas Company, an Oregon Corporation hereinafter referred to as "NNG", and Richard G. Reiten, hereinafter referred to as "Reiten", dated as of October 30, 1995 (the "Agreement"), hereby is amended, subject to the approval of the Board of Directors of NNG at its regular meeting to be held on February 22, 1996, as follows:

          1. Sections 8.4, 8.4.1 and 8.4.2 of the Agreement hereby are replaced with the following new section 8.4:
                    "8.4 In lieu of any program of life insurance
               beyond that provided to all NNG employees under the Freedom Flex Benefits (Exhibit A), NNG will assist Reiten during the time he remains an employee of NNG in keeping in place an existing $750,000 split dollar life insurance program. The assistance is limited to the payment by NNG of annual bonuses to Reiten sufficient, after taxes are paid, to pay the annual premiums which come due under the existing schedule, attached hereto as Exhibit C."

          2. The following new Section 8.6 hereby is added to the Agreement:
                    "8.6  NNG will reimburse Reiten for the full
               amount of Reiten's 1995 income tax liability, consisting of federal and state income tax and Medicare tax, on the amount to be reported on an Internal Revenue Service Form W-2 for the year 1995 by Reiten's former employer, Portland General Electric Company ("PGE"), as the value to Reiten of Reiten's Waverley Country Club membership and home security system, both of which previously were purchased by PGE for Reiten."

          3. Section (a) of Exhibit B to the Agreement hereby is amended to read as follows:

               "(a) Any 'person,' as such term is used in
                    Sections 13(d) and 14(d) of the Securities
                    Exchange Act of 1934, as amended (the
                    'Exchange Act') (other than NNG, any trustee or other fiduciary holding securities under an employee benefit plan of NNG, or any corporation owned, directly or indirectly, by the stockholders of NNG in substantially the same proportions as their ownership of stock of NNG), is or becomes the 'beneficial owner' (as defined in Rule 13d-3 under the Exchange
                    Act), directly or indirectly, other than as a result of a purchase from NNG, of securities ordinarily having the right to vote for the election of directors ('Voting Securities') of NNG representing twenty percent (20%) or more of the combined voting power of NNG's then outstanding Voting Securities;"

          4. Except as provided herein, all other provisions of the Agreement shall remain in full force and effect.

     IT IS SO AGREED:

NORTHWEST NATURAL GAS COMPANY


By /s/ Robert L. Ridgley           By /s/ Richard G. Reiten
   ------------------------           ----------------------
     Robert L. Ridgley                  Richard G. Reiten
     President & CEO                    Dated: February 27, 1996
     Dated: February 22, 1996


APPROVED BY THE BOARD OF DIRECTORS OF NORTHWEST NATURAL GAS
COMPANY:
                    By:  /s/ Benjamin R. Whiteley
                         ------------------------
                         Its Lead Director
                         Dated: February 22, 1996
sak|ID#960740003